U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 12, 2013

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Emeritus Corporation (the “Company”) today announced the pricing of its previously announced secondary public offering of 7,973,600 common shares at a public offering price of $27.00 per share. Shares are being sold by AREA Property Partners, on behalf of funds they manage, our CEO and President, Granger Cobb, funds associated with Directors Daniel Baty and Stan Baty, and by Ray Brandstrom, a co-founder of the Company who announced his retirement from the Company’s board of directors effective upon the upcoming annual meeting of shareholders. The Company has also granted the underwriters a 30-day option to purchase up to an additional 1,196,040 common shares. Any proceeds from the exercise of the underwriter’s option will be used for general corporate purposes, which may include repayment of outstanding debt.

The offering is being conducted pursuant to a shelf registration statement on Form S-3 filed on March 11, 2013 with the Securities and Exchange Commission on behalf of the Company and the selling shareholders under the offering. The offering is expected to close on March 18, 2013, subject to customary closing conditions.

A press release announcing the offering is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1           Press Release dated March 12, 2013 entitled Emeritus Announces Pricing of Secondary Public Offering

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 12, 2013		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—
Finance and Chief Financial Officer

INDEX TO EXHIBITS

99.1           Press Release dated March 12, 2013 entitled Emeritus Announces Pricing of Secondary Public Offering